UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   March 30, 2009

Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(678) 775-6900
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On March 30, 2009, Delta Apparel, Inc. (the “Company”) invoked the "accordion" feature of its Third Amended & Restated Loan and Security Agreement dated September 21, 2007 with Wachovia Bank, National Association as agent, amending the credit facility to increase the maximum line of credit from $100 million to $110 million and to add PNC Bank, National Association to the syndicate of lenders under the facility with a $10 million commitment.  The amendment did not otherwise materially change the terms or provisions of the facility.  On April 1, 2009, the Company borrowed funds under the facility to finance the acquisition of substantially all of the assets of Gekko Brands, LLC, Kudzu, LLC, and The Game, LLC as described more fully in the press release attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press release issued by Delta Apparel, Inc. on April 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	April 1, 2009	/s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated April 1, 2009